EXHIBIT 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Sonoco Retirement and Savings Plan on Form 11-K for the year ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Sonoco Products Company on Forms S-8 (File No. 333-206669, effective August 31, 2015).

/s/ Grant Thornton, LLP
Grant Thornton, LLP

Columbia, South Carolina
June 24, 2016